UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23460 N. 19th Avenue, Suite 110 Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (928) 779-4143

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022, we held a special meeting of stockholders (the “Special Meeting”), at which meeting our stockholders approved an amendment (the “Plan Amendment”) to our 2018 Equity Incentive Plan (the “Incentive Plan”).

The effect of the Plan Amendment is to increase the number of shares of common stock available for issuance under the Incentive Plan by 3,000,000 shares.

Our Compensation Committee (the “Committee”) will administer the Incentive Plan. Under the terms of the Incentive Plan, the Committee has the authority to, among other things, construe and interpret the Incentive Plan and all awards granted or agreements executed under it, determine who will be granted awards, when and how each award will be granted, what type of award will be granted, the provisions of each award, the number of shares subject to an award and the fair market value applicable to each award. Under the Incentive Plan, the Committee may grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, officers, directors and consultants.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, attached as Exhibit 10.23 to this Current Report on Form 8-K as amended by the Plan Amendment, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 12, 2022, we held the Special Meeting to consider and vote upon the following proposals: (1) to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the outstanding shares of our common stock, by a ratio of not less than 1-for-5 shares and not more than 1-for-20 shares, with the exact ratio to be set at a whole number within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal”); (2) to approve an amendment to our Incentive Plan to increase the number of shares available under the Incentive Plan by 3,000,000 shares (the “Incentive Plan Proposal”); and (3) to approve an adjournment of the Special Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Our stockholders approved the Reverse Stock Split Proposal. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Reverse Stock Split Proposal	6,551,054,000	477,373,000	57,890,000	―

Our stockholders approved the Incentive Plan Proposal. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Incentive Plan Proposal	2,276,153	1,036,652	123,815	3,649,697

Our stockholders approved the Adjournment Proposal. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adjournment Proposal	6,263,147,000	632,398,000	190,772,000	―

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibits
10.23	SenesTech, Inc. 2018 Equity Incentive Plan, as amended
10.23A	SenesTech, Inc. Stock Option Grant Notice and Option Agreement
10.23B	SenesTech, Inc. Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESTECH, INC.

Date: October 14, 2022	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

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